Exhibit 32.1
Certification Pursuant to 18 U.S.C. §1350, as Adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 in his capacity as an officer of Sangamo BioSciences, Inc. (the “Company”), that:
(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward O. Lanphier II

Edward O. Lanphier II
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 4, 2006

/s/ Greg S. Zante

Greg S. Zante
Senior Director, Finance and Administration
(Principal Financial and Accounting Officer)

Date: August 4, 2006

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